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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
The Titan Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 26, 2004

Dear Stockholder:

        This letter accompanies the Proxy Statement for our Annual Meeting to be held on Thursday, August 19, 2004, at 9 a.m. PDT at our principal offices located at 3033 Science Park Road, San Diego, California 92121. We hope you will attend in person.

        At the meeting, our stockholders will be asked to elect eleven directors to our Board of Directors and to ratify the selection of auditors made by the Audit Committee and affirmed by the Board.

        We will also present a report on our operations and activities. Following the meeting, management will be pleased to answer your questions about Titan.

        The Notice of Meeting and Proxy Statement accompanying this letter describe the matters upon which our stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARDS OR DELIVER YOUR PROXY INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE SO WE CAN BE SURE OF A QUORUM TO VOTE ON THESE PROPOSALS FOR STOCKHOLDER ACTION. If you attend the meeting, you may revoke your proxy and vote in person, if you so desire.

                      Sincerely,

                      Gene W. Ray
                       Chairman of the Board,
                      Chief Executive Officer and President

3033 SCIENCE PARK ROAD, SAN DIEGO, CALIFORNIA 92121
(858) 552-9500

THE TITAN CORPORATION
3033 Science Park Road
San Diego, California 92121
(858) 552-9500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 19, 2004

        To the Stockholders of The Titan Corporation:

        The Annual Meeting of Stockholders of The Titan Corporation will be held at Titan's principal offices located at 3033 Science Park Road, San Diego, California 92121, on Thursday, August 19, 2004, at 9 a.m. PDT, for the following purposes:

          1.     To elect eleven directors for one-year terms;

          2.     To consider and vote upon a proposal to ratify the selection of KPMG LLP as our auditors for the fiscal year ending December 31, 2004; and

          3.     To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on July 18, 2004 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                      By order of the Board of Directors,

                      Nicholas J. Costanza
                       Senior Vice President, General Counsel and Secretary

        This proxy statement is being mailed to the holders of Titan's common stock, par value $.01 per share. Each holder of common stock is entitled to one vote per share.

        This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about July 26, 2004.

To assure your vote is counted, we urge you to please vote using one of the following methods:

  •
  Mark, sign, date and promptly return the proxy card in the enclosed postage-paid envelope prior to the meeting date;

  •
  Using a touch-tone telephone, call the toll-free number located on your Proxy Voting Instruction Form. Using your 12-digit control number located in the box on the right side of your Proxy Voting Instruction Form, cast your ballot; or

  •
  Using the Internet, vote at www.proxyvote.com by entering the 12-digit control number located in the box on the right side of your Proxy Voting Instruction Form to cast your ballot.

        If you attend the meeting, you may vote in person even though you have sent in your proxy card or voted via the Internet or the toll-free number.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

        All references to us, we, our, the Company and Titan refer to The Titan Corporation and its subsidiaries.

        Q:    Why am I receiving this Proxy Statement and Proxy Card?

        A:    You are receiving this proxy statement and the enclosed proxy card from us because you own shares of Titan's common stock. This proxy statement describes issues on which we would like holders of the common stock to vote and provides you with information on these issues so that you can make an informed decision.

        When a stockholder signs the proxy card, Gene W. Ray and Mark W. Sopp are appointed as your representatives to vote your shares of common stock at the meeting. At the meeting, Gene W. Ray and Mark W. Sopp will vote your shares as you instruct on your proxy card. Even if you plan to attend the meeting, we recommend that you complete, sign and return your proxy card in advance of the meeting just in case your plans change. You are welcome to attend the meeting even if you have voted by proxy.

        If an issue properly comes up for vote at the meeting that is not on the proxy card, Gene W. Ray and Mark W. Sopp will vote your shares of common stock covered by your proxy card in accordance with their best judgment.

        Q:    Who is entitled to vote?

        A:    Only holders of our common stock who owned their shares at the close of business on July 18, 2004 are entitled to vote at the meeting. On July 18, 2004, there were 84,363,058 shares of common stock issued and outstanding and entitled to vote.

        Q:    How do the stockholders vote their shares?

        A:    You may vote by mail by signing the enclosed proxy card and mailing it in the enclosed, prepaid and addressed envelope. You can also give your proxy via the Internet or by telephone by following the voting procedures in the enclosed instructions. Votes submitted via the Internet or by telephone must be received by 12:00 midnight EDT, on August 18, 2004. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person if you decide to attend the meeting.

        The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you vote via the Internet, you may incur costs associated with electronic access, including charges from your Internet access provider and/or telephone company.

        Also, you may vote your shares in person at the meeting. We will pass out written ballots to anyone who wants, and is entitled, to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

        WE ENCOURAGE YOU TO EXAMINE YOUR PROXY CARD CLOSELY TO MAKE SURE YOU ARE VOTING ALL OF YOUR TITAN SHARES.

        Q:    What if I change my mind after I return my proxy card or vote via the Internet or by telephone?

        A:    You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing another proxy card with new instructions with a later date or time, by delivering later proxy instructions via regular mail, the Internet or by telephone or by voting in person at the meeting. If you mail your revocation, you should mail it to our Corporate Secretary.

        Any written notice of revocation or subsequent proxy should be delivered to our Corporate Secretary at 3033 Science Park Road, San Diego, CA, 92121, before the taking of the vote at the meeting.

        Q:    Will my shares be voted if I do not return my proxy card or vote via the Internet or by telephone?

        A:    If you hold your shares in street name, generally the brokerage firm may only vote the shares which it holds for you in accordance with your instructions. However, if it has not received your instructions within ten days of the meeting, the brokerage firm may vote your shares on matters which the New York Stock Exchange determines to be routine. All matters to be considered at this meeting are routine according to the New York Stock Exchange rules. For your general information, if the brokerage firm cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Abstentions and broker non-votes will be treated as shares present, in person or by proxy, and entitled to vote for purposes of determining a quorum at the meeting.

        We encourage you to provide instructions to brokerage firms by voting their proxy. This ensures the shares will be voted as you wish at the meeting.

        YOU MAY HAVE GRANTED TO YOUR BROKER DISCRETIONARY VOTING AUTHORITY OVER YOUR ACCOUNT. YOUR BROKER MAY BE ABLE TO VOTE YOUR SHARES DEPENDING ON THE TERMS OF THE AGREEMENT YOU HAVE WITH YOUR BROKER.

        Q:    How do I vote my Titan 401(k), ESOP, ESPP or ESGPP shares, my AverStar, Inc. Profit Sharing & Savings Plan shares, my Jaycor, Inc. ESOP shares or my BTG, Inc. Employee Stock Purchase Plan shares?

        A:    If you are a participant in any such plan, you will receive separate Voting Instruction Cards for the shares of common stock allocated to you under the Titan 401(k) Plan, the Titan Employee Stock Ownership Plan, the Titan Employee Stock Purchase Plan, the Titan Employee Stock Grant Purchase Program, the AverStar, Inc. Profit Sharing & Savings Plan, the Jaycor, Inc. Employee Stock Ownership Plan or the BTG, Inc. Employee Stock Purchase Plan. By completing the appropriate Voting Instruction Card, you provide voting instructions to the respective Trustee of these Plans for shares of common stock you hold through the Titan 401(k) Plan, the Titan Employee Stock Ownership Plan, the Titan Employee Stock Purchase Plan, the Titan Employee Stock Grant Purchase Program, the AverStar, Inc. Profit Sharing & Savings Plan, the Jaycor, Inc. Employee Stock Ownership Plan or the BTG, Inc. Employee Stock Purchase Plan.

        If the Trustee does not receive voting instructions from you, the Trustee may vote the shares of common stock under the Titan 401(k) Plan, the Titan Employee Stock Ownership Plan, the Titan Employee Stock Purchase Plan, the Titan Employee Stock Grant Purchase Program, the AverStar, Inc. Profit Sharing & Savings Plan, the Jaycor, Inc. Employee Stock Ownership Plan or the BTG, Inc. Employee Stock Purchase Plan in the same proportion as the shares voted by all other respective Plan participants. If the Trustee receives a signed but not voted Voting Instruction Card, the Trustee will vote the shares of common stock according to the Board's recommendations.

        Q:    How many votes are needed to hold the meeting?

        A:    A majority of the voting power of Titan's outstanding shares of common stock entitled to vote at the meeting as of the record date must be present at the meeting in person or represented by proxy in order to hold the meeting and conduct business.

        Q:    How many votes do I have?

        A:    Each holder of our common stock is entitled to one vote per share held.

        Q:    How are votes counted?

        A:    You may vote "for," "against" or "withheld" for each of the nominees to Titan's Board of Directors. You may vote "for," "against" or "abstain" on the ratification of the selection of auditors. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR each nominated director and FOR the ratification of the selection of KPMG LLP as auditors.

        Voting results are tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

        Q:    How many votes must a nominee to the Board of Directors receive to be elected as a director?

        A:    The eleven nominees receiving the highest number of "FOR" votes will be elected as directors. This number is called a plurality and may be less than a majority of votes.

        Q:    What happens if a nominee for the Board of Directors cannot stand for election?

        A:    The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee.

        Q:    Where do I find the voting results of the meeting?

        A:    We will announce preliminary voting results at the meeting. We will publish the final results in our first quarterly report on Form 10-Q following the meeting, filed with the Securities and Exchange Commission. You can get a copy by contacting our Investor Relations Department at (858) 552-9400 or at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, or through the Securities and Exchange Commission's website at www.sec.gov.

        Q:    Who is soliciting my proxy?

        A:    This solicitation is made on behalf of Titan's Board of Directors. We have not been informed by any director that he or she intends to oppose any proposal contained in this proxy statement. Solicitation will be made initially by this proxy statement. In addition, we may solicit your proxy through the assistance of our officers, directors or employees, without any additional compensation, personally or by telephone or telecopy or other appropriate means.

        Q:    Who pays the cost of the solicitation of proxies?

        A:    We will pay the costs of this proxy solicitation other than any expenses you incur to access the Internet or to use a touch-tone telephone to vote your shares. We have engaged Georgeson Shareholder to assist us in the solicitation of proxies. We have agreed to pay Georgeson a fee of $8,000 plus expenses for these services. We will request banks, brokerage houses and other custodians, nominees or fiduciaries holding common stock in their name to send proxy materials to, and obtain proxies from, their principals. We will reimburse them for reasonable expenses.

        Q:    What are the deadlines for stockholder proposals and director nominations for next year's annual meeting of stockholders?

        A:    We anticipate that our 2005 annual meeting will be held in May 2005. The deadline for submitting a stockholder proposal for inclusion in our Proxy Statement and form of proxy for our 2005 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 16, 2004. Notice must be sent in writing to the Assistant Corporate Secretary at: The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121.

        Stockholders wishing to submit proposals or director nominations that are not to be included in the proxy statement for our 2005 annual meeting of stockholders must do so by no later than March 31, 2005 and no earlier than March 1, 2005. Notice must be sent in writing to the Assistant Corporate Secretary at: The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121.

OWNERSHIP OF THE COMMON STOCK OF THE TITAN CORPORATION

  OWNERSHIP OF MORE THAN 5%

        The following table presents information regarding beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock as of July 18, 2004. On that date, there were 84,363,058 shares of our common stock outstanding. Information with respect to beneficial owners of more than 5% of the common stock is based upon the most recent Schedule 13D or Schedule 13G these owners have filed with the SEC.

Identity of Owner or Group	Shares Owned	Percentage of Class
Paulson & Co., Inc.*	4,550,000	5.39%

*
The address of Paulson & Co., Inc. is 650 5th Avenue, New York, NY, 10019. All securities reported by Paulson & Co., Inc. are owned by Paulson's advisory clients, none of which to Paulson's knowledge owns more than 5% of the class. Paulson itself disclaims beneficial ownership of all such securities.

  OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

        The following table shows the amount of our common stock beneficially owned by our Directors and executive officers as a group and by our Directors and each of the executive officers named in the Executive Compensation Summary Table. All information in the following table is presented as of July 18, 2004.

Identity of Owner or Group(1)	Shares Owned	Shares Acquirable Within 60 Days(2)	Percentage of Class (3)
Michael B. Alexander(5)	156,225	210,865	*
Owens F. Alexander, Jr.(4,6)	1,863	29,422	*
Edward H. Bersoff, Ph.D.(5)	678,585	8,536	*
Joseph F. Caligiuri(5)	44,804	27,600	*
Peter A. Cohen(5)	56,626	8,536	*
Nicholas J. Costanza(6)	1,974	355,447	*
Daniel J. Fink(5)	28,635	54,004	*
Susan Golding	3,576	10,767	*
Robert M. Hanisee(5)	69,314	36,007	*
Robert E. La Blanc	40,570	23,834	*
Earl A. Pontius(6)	14,323	175,252	*
Gene W. Ray, Ph.D.(5,6)	460,642	1,219,446	1.96%
James Roth	17,554	29,281	*
Charles R. Saffell, Jr.(6,7)	8,909	0	*
Mark W. Sopp(6)	4,167	192,731	*
Joseph R. Wright, Jr.	13,554	22,557	*
All directors and executive officers as a group(6) (28 persons)	1,934,347	2,404,285	5.83%

*
Less than 1%

(1)
The information regarding beneficial ownership of our common stock has been presented according to rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under California and some other state laws, personal property owned by a married person may be community property that either spouse may manage and control. We have no information as to whether any shares shown in this table are subject to such community property laws.

(2)
Reflects the number of shares that could be purchased by exercise of options available for exercise at July 18, 2004 or within 60 days thereafter under our stock option plans.

(3)
Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned or acquirable by that person within 60 days by the sum of the number of shares outstanding as of such date and the number of shares as to which that person has the right to acquire voting or investment power with respect to their shares at July 18, 2004 or within 60 days thereafter.

(4)
Mr. Owens Alexander serves as our Senior Vice President and President and Chief Executive Officer of Titan Wireless, Inc. From February 2002 through May 2003, Mr. Alexander was designated by our Board as a "Section 16(a) Reporting Officer" of the Company, however in May 2003, in connection with the winding down of our Titan Wireless segment, Titan's Board removed such designation and Mr. Alexander ceased being a "Section 16(a) Reporting Officer."

(5)
The number of shares includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some directors and executive officers disclaim beneficial ownership of some of the shares included in the table as indicated below:

•
Mr. Michael Alexander—91,134 shares held by Bronto, Inc. of which Mr. Alexander is President;

•
Dr. Bersoff—49,842 shares held by his wife and 1,252 shares held jointly with his brother;

•
Mr. Caligiuri—44,804 shares held in trust for the benefit of Mr. Caligiuri and his sons;

•
Mr. Cohen—50,000 shares held by Ramius Capital Group, LLC, ("Ramius"); Mr. Cohen is one of three managing members of C4S & Co, LLC which is the sole managing member of Ramius;

•
Mr. Fink—500 shares held by his wife and 27,691 shares held in trust for the benefit of Mr. Fink and his wife;

•
Mr. Hanisee—5,000 shares held by his wife; and

•
Dr. Ray—10,000 shares held by The Ray Trust for the benefit of Dr. Ray and his wife.

(6)
For executive officers, the numbers include interest in shares held by the trustees of our Consolidated Retirement Plan, Employee Stock Ownership Plan and Employee Stock Purchase Plan, as of July 18, 2004, including: Mr. Owens Alexander—1,201 shares; Mr. Costanza—3,399 shares; Dr. Ray—91,151 shares; Mr. Sopp—2,626 shares; Mr. Pontius—14,416 shares; Mr. Saffell—2,184 shares; and all executive officers as a group—153,130 shares.

(7)
Effective March 19, 2004, Mr. Saffell resigned as an officer of Titan. He had served as our Senior Vice President, National Security Solutions since September 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

        Eleven Directors are to be elected at the meeting, each to serve for a term of one year and until his or her successor shall be duly elected or until the earlier of his or her death, resignation or removal. The representatives appointed to vote the proxies intend to vote the proxy cards for the nominees whose names are listed below unless the proxy cards instruct these representatives to vote differently. All of the nominees are presently Directors. The stockholders elected all of the current eleven Directors at our last annual meeting. We have no reason to believe that the nominees for election will not be available to serve their full terms. However, the representatives appointed to vote the proxies will have discretionary authority to vote for others if any nominee is unable or unwilling to serve.

        It is the Company's policy to invite its Directors to its annual meeting of stockholders. All of the Company's Directors attended the 2003 annual meeting of stockholders.

  VOTE REQUIRED

        The eleven nominees receiving the highest number of "FOR" votes will be elected as Directors. This number is called a plurality and may be less than a majority of votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

        The nominees standing for election, and his or her biographical information, are as follows:

MICHAEL B. ALEXANDER DIRECTOR SINCE 2000

Mr. Alexander, 53, is a founding partner and the Managing Partner of Echo Bridge Entertainment, LLC, an independent film distribution company formed in 2003 that acquires existing motion pictures for distribution in theatrical, home video, television, and satellite markets throughout the world. He was formerly the Chairman and Chief Executive Officer of AverStar, Inc. and its predecessor, Intermetrics, Inc., from 1995 until it was acquired by us in June 2000. Mr. Alexander also serves on the board of Echo Bridge Entertainment, LLC and served on the Board of Trustees of Bloomfield College for 12 years and retired from such service in June 2004.

EDWARD H. BERSOFF, PH.D.            DIRECTOR SINCE 2002

Dr. Bersoff, 61, is the founder of Greenwich Associates, LLC, a consulting firm, which was formed in 2003 to serve the business needs of companies experiencing rapid growth or companies desiring to grow more rapidly. From November 2002 to June 2003, he was the managing director of Quarterdeck Investment Partners, LLC, an investment banking firm dedicated to the aerospace, defense, information technology, government services and space marketplaces. In August 2000, he was among the founders of Re-route Corporation, an e-mail forwarding service company that catered to consumer and commercial clients where he served as Chairman and Chief Executive Officer until October 2002. Dr. Bersoff served as Chairman, Chief Executive Officer, President and founder of BTG, Inc. from February 1982 until it was acquired by us in November 2001. He is also director of EFJ, Inc. and Fargo Electronics, Inc.

JOSEPH F. CALIGIURI            DIRECTOR SINCE 1984

Mr. Caligiuri, 76, is retired from Litton Industries, Inc., a diversified manufacturing and services company, where he held a number of executive management positions from 1969 to 1993, including Executive Vice President from September 1981 to April 1993.

PETER A. COHEN            DIRECTOR SINCE 2002

Mr. Cohen, 57, is a founding and managing partner of Ramius Capital Group, LLC, a private investment management and merchant banking firm formed in 1994. Prior thereto, he formed Republic New York Securities, an investment management firm in 1991 and was employed by Shearson Lehman Brothers, an investment banking firm, from 1978 to 1991. At Shearson, Mr. Cohen held a number of executive positions, including President and Chief Operating Officer from 1981 through 1990, and Chairman and Chief Executive Officer from 1983 to 1990. He was also a Director of Kroll, Inc. through June 2004 and is a director of Portfolio Recovery Associates, The Mount Sinai-NYU Medical Center & Health System, and Scientific Games Corporation. Mr. Cohen was elected as Lead Director of Titan's Board in July 2004.

DANIEL J. FINK            DIRECTOR SINCE 1985

Mr. Fink, 77, has been President of D.J. Fink Associates, Inc., a management-consulting firm, since 1982. Prior thereto, he was employed by General Electric Company from 1967 to 1982, where he held a number of executive management positions, including Senior Vice President, Corporate Planning and Development. He is also a director of Orbital Sciences Corporation.

SUSAN GOLDING            DIRECTOR SINCE 2001

Ms. Golding, 58, is the founder, President and CEO of The Golding Group, a management consulting firm, established in February 2001. Prior thereto, she was elected to two consecutive terms as Mayor of San Diego from 1992 to 2000. Prior to serving as Mayor, she chaired the San Diego County Board of Supervisors, served as Deputy Secretary of Business, Transportation and Housing for the State of California and was a member of the San Diego City Council. She is also a director of Avanir Pharmaceuticals.

ROBERT M. HANISEE            DIRECTOR SINCE 1998

Mr. Hanisee, 66, is semi-retired from TCW Group where he was Chief Investment Officer in the Private Client Services Group. He managed the TCW Convertible Securities Group from 1992 to 1998, and had been Portfolio Manager for the Global Telecom Trust, a telecom sector investment fund marketed through Dean Witter, from September 1996 to October 1998. Mr. Hanisee was a founding partner of Amdec Securities, an investment management firm, and later was President of Seidler Amdec Securities. Mr. Hanisee is also a director of EDO Corporation and Orbital Sciences Corporation.

ROBERT E. LA BLANC            DIRECTOR SINCE 1996

Mr. La Blanc, 70, is the President and founder of Robert E. La Blanc Associates, a financial and technical consulting firm formed in 1981. From 1979 to 1981 he was Vice Chairman of Continental Telecom, Inc., a nationwide telecommunications service provider. Prior thereto, he was a General Partner with Salomon Brothers, an investment banking firm, from 1969 to 1979. Mr. La Blanc is also a director of Computer Associates International, Inc., Avatech Solutions, Inc., Fibernet Telecom Group, Inc., Charter Semiconductor Manufacturing, Ltd. and Prudential Mutual Funds.

GENE W. RAY, PH.D.            DIRECTOR SINCE 1981

Dr. Ray, 66, was a co-founder of Titan Systems, Inc., the parent of which merged into The Titan Corporation in 1985. He served as a Director, Chief Executive Officer and President of Titan Systems from its inception in 1981 until the merger in 1985. He has been our Chairman of the Board of Directors since May 1999 and our Chief Executive Officer since the merger. Dr. Ray also served as our President until May 2002 and was re-elected as our President in February 2003.

JAMES ROTH            DIRECTOR SINCE 1998

Mr. Roth, 67, is retired from GRC International, Inc., a provider of advanced engineering and scientific technologies, where he held key executive management positions from July 1974 to June 1996, retiring as President and Chief Executive Officer and serving on the board of directors from January 1992 to November 1998. Mr. Roth is also a director of Digimarc Corporation, EDO Corporation and ViroTech Corporation.

JOSEPH R. WRIGHT, JR.            DIRECTOR SINCE 2000

Mr. Wright, 65, has been CEO of PanAmSat Corporation since August 2001. Prior thereto Mr. Wright was the President of Terramark Worldwide, Inc. from March 2000 through August 2001. From 1996 to March 2000 he was the Chairman of GRC International, Inc., a provider of advanced engineering and scientific technologies. From 1989 to 1994, he was Executive Vice President and Vice Chairman of W.R. Grace & Co. Mr. Wright is also a director of AT&T Government Solutions, Proxim, Terramark Worldwide, Inc. and Verso Technologies.

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES; DIRECTOR COMPENSATION

CORPORATE GOVERNANCE GUIDELINES

        The New York Stock Exchange recently adopted rules that require listed companies to adopt governance guidelines covering certain matters, including director qualifications and responsibilities, director independence, access to management personnel, director compensation and annual performance evaluations of the Board and directors. We adopted our Corporate Governance Code and Principles in

2002. In July 2004 we amended our Corporate Governance Code and Principles and charters for each committee of the Board to meet the current New York Stock Exchange requirements. The Corporate Governance Code and Principles and new committee charters are posted on our website at www.titan.com.

        In July 2004, the Board selected Mr. Cohen to serve as the Lead Director of the Board. The Lead Director's duties include, to the extent appropriate, coordinating the agenda for Board meetings and leading executive sessions of the Board's independent directors, assisting the Company's CEO with communications with stockholders, and facilitating communications between the other members of the Board.

INDEPENDENCE DETERMINATION

        No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with Titan, directly or as an officer, stockholder or partner of an organization that has a relationship with Titan. The Board consults with the Company's legal counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the New York Stock Exchange, as in effect from time to time.

        In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships that any director may have with Titan. As a result of its annual review, the Board has determined that all Directors, with the exception of Dr. Ray and Dr. Bersoff, are independent for New York Stock Exchange purposes. Dr. Ray is not independent because he is the Chief Executive Officer and President of Titan. Dr. Bersoff is not independent because he was an employee of BTG, Inc., which was acquired by Titan in November 2001 and pursuant to the New Stock Exchange corporate governance guidelines, Dr. Bersoff will be deemed to be fully independent beginning December 1, 2004.

        The Company's independent Directors meet in regularly scheduled executive sessions at which only independent Directors are present. The Lead Director will preside over the executive sessions. Persons interested in communicating with the independent Directors with concerns or issues may address correspondence to a particular Director, or to the independent Directors generally, in care of The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121. If no particular Director is named, letters will be forwarded, depending on the subject matter, to the Lead Director.

MEETINGS

        During 2003, the Board held three regular meetings and nine special meetings. Each nominee for election attended, in the aggregate, at least 75% of the Board or Committee meetings he or she was expected to attend during the year.

  COMMITTEES

Name of Committee and Members	Functions of the Committee		Meetings in 2003
Audit	•	Review annual financial statements	8
Robert M. Hanisee, Chairman	•	Review and monitor the integrity of financial reporting
Peter A. Cohen		processes and internal control systems
Daniel J. Fink	•	Review audit and management reports
Susan Golding	•	Review performance of independent auditors and approval of audit fees
	•	Consider nature and scope of non-audit services provided by independent auditor and approve any associated audit fees
Compensation	•	Provide Board leadership by evaluating and making	3
Robert E. La Blanc, Chairman		recommendations to the entire Board on the following
Joseph F. Caligiuri		senior management matters:
James Roth		• the hiring and retention of senior executives
• salary and cash incentive compensation policies for senior executives
• long term incentive programs, including stock options grants
• senior management development, and succession planning for the CEO and President positions
Nominating and Corporate	•	Review and nominate slate of Directors for Board	3
Governance		approval and subsequent stockholder approval in
Joseph R. Wright, Chairman		connection with Annual Meeting of Stockholders
Michael B. Alexander	•	Responsible for all Corporate Governance matters
Susan Golding	•	Make recommendations to the Board regarding the
James Roth		size and composition of the Board; recommend
candidates to the Board, including those recommended by stockholders

        The Nominating and Corporate Governance Committee is willing to consider qualified nominees for the Board proposed by our stockholders. Any stockholder wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary, indicating the nominee's qualifications and other relevant biographical information and provide written confirmation from the proposed nominee of consent to be named as a nominee and to serve as a director. Such stockholder proposal should be submitted by the deadlines set forth in this proxy statement. The charter for the Nominating and Corporate Governance Committee is available for review on our website at www.titan.com. To date, the Nominating Committee has not rejected any director nominee received from a stockholder holding more than 5% of our voting stock. Each member of the Nominating and Corporate Governance Committee has been determined by our Board of Directors to be independent under the standards adopted by the New York Stock Exchange that are applicable to all Directors.

        The Nominating Committee reviews with the Board the skills and characteristics required of Directors in the context of current Board membership and develops and maintains a pool of qualified Director candidates. It solicits the names of candidates from various sources, including Board members and search firms, if deemed appropriate, and considers candidates submitted by stockholders.

        The Nominating Committee reviews biographical data and other relevant information regarding potential Board candidates, may request additional information from the candidates or any other source and, if the Nominating Committee deems it appropriate, interview candidates, references of candidates and others who may assist in candidate evaluation. It evaluates all candidates in the same manner, whether identified by stockholders or other sources.

        In considering potential candidates, the Nominating Committee evaluates each candidate's integrity, independence, judgment, knowledge, experience, diversity and other relevant factors to develop an informed opinion of the candidate's qualifications and his or her ability and commitment to meet the Board's expectations for Directors. In the case of incumbent Directors, the Nominating Committee reviews Director's overall service to the Company during his or her terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair a Director's independence.

        The Nominating Committee's deliberations reflect the Board's requirement that substantially all director nominees (other than current or former officers) must be independent and all directors must be, or within a reasonable time after appointment or election must become, financially literate. They also reflect the Board's view regarding the appropriate number of directors and the composition of the Board, including its belief that the membership of the Board should reflect a diversity of experience.

        All nominees for election to the Board were previously elected by our stockholders.

        Additionally, we also have three Ad-Hoc committees: an Ad-Hoc Government Investigation Committee; an Ad-Hoc President/COO Search Committee; and an Ad-Hoc FCPA Investigation Committee. The Ad-Hoc Government Investigation Committee is comprised of Mr. Alexander, Chairman, and Messrs. Caligiuri and Roth. That committee's duties are to oversee all matters relating to the grand jury subpoena served on Titan which was previously disclosed in our quarterly report on Form 10-Q for the quarter ended September 30, 2002 and further discussed in our Annual Report on Form 10-K for the year ended December 31, 2002. The Ad-Hoc President/COO Search Committee is comprised of Mr. Bersoff, Chairman, and Messrs. Caligiuri, Fink and Roth. That committee's duties are to lead a search for and to recruit qualified candidates for Board consideration for the position of President and Chief Operating Officer. The Ad-Hoc FCPA Investigation Committee is comprised of Mr. Hanisee, Chairman, and Messrs. Cohen and Roth. That committee's duties are to oversee the investigation of Titan with respect to alleged violations of the Foreign Corrupt Practices Act.

DIRECTOR COMPENSATION

        Directors who are not employees of Titan or an affiliate receive the annual retainer and committee fees that are indicated below:

Annual Retainer (paid quarterly)	$43,000
Committee Chair (paid quarterly)	$1,500
Ad-Hoc FCPA Committee (payment for services through May 3, 2004)	$50,000
Quarterly Common Stock Payment—Audit Committee members*	$7,000
Quarterly Common Stock Payment—Other Committee members*	$5,000
Annual Stock Option Grant	5,000 shares

*
Directors who currently own more than, or who subsequently acquire, 200,000 shares of our common stock may elect to receive this additional compensation in cash.

        All fees are paid quarterly, in advance, and Directors may elect to receive all or a portion of their fees in shares of our common stock. If elected, the common stock they receive is valued based on the average of the high and low sale prices of our common stock on the first day of the quarter. Pursuant to our terminated merger agreement with Lockheed Martin Corporation, we suspended the right to receive payment in stock in July 2003. As a result of the termination of the agreement with Lockheed Martin Corporation, we have resumed payment of Board fees in stock to Directors who so elect. The fee for service on the Ad-Hoc FCPA Committee of $50,000 is payable in cash or common stock of Titan. Mr. Hanisee elected to receive one-half of such fee in shares of common stock having a value of $25,000 based upon the average of the high and low sales prices of our common stock on July 7, 2004.

        The Board believes that it is appropriate to provide an additional fee to the Lead Director for his additional responsibilities as Lead Director, and the Compensation Committee is evaluating what additional fee would be appropriate and will make its recommendation to the Board upon completion of its analysis.

        Directors serving on the Audit Committee and other committees (other than Ad-Hoc committees) receive unrestricted shares of our common stock, as additional compensation for those additional duties, on a quarterly basis. That additional compensation is equivalent to the number of shares of our common stock having a value of $7,000 for each Audit Committee member and the number of shares of our common stock having a value of $5,000 for each member of all other committees, provided Directors may only receive one such payment each quarter notwithstanding their service on more than one committee. The number of shares of our common stock issued to each Director is based upon the average of the high and low sale prices of our common stock on the first day of the quarter in which the stock is being issued.

        In addition, upon election to the Board, each Director receives a stock option grant to purchase 5,000 shares of our common stock. Directors also receive an annual stock option grant of 5,000 shares each February. The annual stock option grants were suspended in connection with the merger agreement with Lockheed Martin Corporation. As a result of the termination of such merger agreement, the members of the Board agreed to waive their right to receive an annual stock option grant for 2004. All options are granted under the 2000 or 2002 Employee and Director Stock Option and Incentive Plan(s) at the average of the high and low sale prices of our common stock on the date of the grant. Options granted to Directors vest over 4 years and have ten year terms. The vesting of the options will accelerate upon a change of control of Titan. Also, in August 2001, we began offering our Directors and executive officers the ability to receive financial counseling and planning services provided by a third-party. The amount paid by us for this service for each Director averaged $9,665 in 2003.

REPORT OF THE AUDIT COMMITTEE

        Our Board has determined that each member of the Audit Committee is an independent Director as defined by the New York Stock Exchange rules and the SEC rules under the Sarbanes-Oxley Act of 2002.

        The Audit Committee operates pursuant to a written charter adopted by the Board in August 2000 and revised in July 2004, a copy of which is attached as Appendix A to this proxy statement. The Audit Committee reviews our financial reporting processes on behalf of the Board. Management has the primary responsibility for the preparation of the financial statements, all financial matters, and the implementation of internal financial controls. Our independent auditors, KPMG LLP, are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

        As a committee, we have reviewed and discussed with management, and KPMG LLP, Titan's audited consolidated financial statements for the year ended December 31, 2003. We also have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect.

        In addition, we discussed with KPMG LLP its independence from Titan and our management, including the matters in the written disclosures received from KPMG LLP as required by the Independence Standards Board Standard No. 1, as currently in effect. Further, we considered the nature and scope of the nonaudit services provided by KPMG LLP to Titan and we considered the compatibility of these services with the auditor's independence. We have concluded that KPMG LLP is independent from Titan and our management.

        Based upon our reviews and discussions referred to above, we recommended to the Board that the audited financial statements be included in Titan's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

        The Audit Committee Charter provides that one duty of the Audit Committee is to provide advice to the Board in selecting, evaluating and replacing the independent auditors. In performing that duty, the Audit Committee evaluated the performance of KPMG LLP including its qualifications, independence and effectiveness, and considered if KPMG LLP or some other auditing firm could best serve as Titan's independent auditors for 2004. Consequently, the Audit Committee appointed KPMG LLP as Titan's independent auditors for 2004. The Board affirmed the Audit Committee's appointment and, accordingly, appointed KPMG LLP as Titan's independent auditors for 2004.

  Robert M. Hanisee, Chairman
  Peter A. Cohen
  Daniel J. Fink
  Susan Golding

July 16, 2004

CODE OF ETHICS

        We have adopted a written Code of Ethics that applies to our Directors and to all of our consultants and employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and all of our other principal executives. Our Code of Ethics was adopted approximately fifteen years ago, and each Director and executive officer is required to review our Code of Ethics and to certify compliance annually. There have not been any waivers of the Code of Ethics relating to any of our executive officers or Directors in the past year. The Code of Ethics is available for review on our website at http://www.titan.com/about/governance/ethics/index.html.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Board will give full consideration to the adoption of a formal process for stockholder communications with the Board, and if adopted, publish it promptly and post it to the Company's website at www.titan.com. Currently, however, persons interested in communicating with the independent directors with concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121. If no particular independent director is named, letters will be forwarded, depending on subject matter, to the Lead Director.

MANAGEMENT

        Our executive officers and their respective positions are set forth in the following table. Biographical information of each executive officer who is not a Director is set forth following the table. There are no family relationships between any Director or executive officer and any other Director or executive officer of Titan. Executive officers serve at the discretion of the Board of Directors.

  EXECUTIVE OFFICERS

Name	Position	Age	Year in Which He/She Became Officer
Gene W. Ray, Ph.D.	Chairman of the Board, Chief Executive Officer and President	66	1981
Lawrence J. Delaney, Ph.D.	Executive Vice President, Operations and President, Advanced Systems Development Sector	66	2003
Nicholas J. Costanza	Senior Vice President, General Counsel and Secretary	49	1999
Mark W. Sopp	Senior Vice President, Chief Financial Officer and Treasurer	38	2001
Paul W. Sullivan	Senior Vice President, Business Development	48	2002
Allen D. Branch	Senior Vice President and President, Maritime and Intelligence Sector	64	2002
Thomas J. Brennan	Senior Vice President and President, Sea and Air Sector	64	2002
A. Anton (Tony) Frederickson	Senior Vice President and President, Applied Technologies Sector	48	2002
Ronald B. Gorda	Senior Vice President and President, Information Products Sector	49	2002
Robert J. Osterloh	Senior Vice President and President, Systems Integration Sector	59	2002
Earl A. Pontius	Senior Vice President and President, Technical Resources Sector	67	2002
Leslie A. Rose	Senior Vice President and President, Enterprise Support Services Sector	56	2002
Robert J. Whalen	Senior Vice President and Chairman, Advanced Systems Development Sector	73	2003
Brian J. Clark	Vice President and Corporate Controller	33	2001
Philip J. DeVera	Vice President, Internal Audit	55	2002
John H. Dressendorfer	Vice President, Government Relations	63	2000
Mary Jo Potts	Vice President, Human Resources and Administration	51	2000
Ralph R. Williams	Vice President, Corporate Communications	59	1999

        The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her earlier death, resignation or removal. Historically, the Board has elected officers annually at its first meeting following the Annual Meeting of Stockholders.

        Dr. Ray's biography is included with those of the other members of the Board.

        Dr. Delaney has been President of our Advanced Systems Development Sector since February 26, 2003 and was elected our Executive Vice President, Operations in July 2004. From February 2003 through July 2004, Dr. Delaney served as a Senior Vice President of Titan. Prior to joining Titan, Dr. Delaney was Chairman of the Board, CEO and President of Areté Associates, an advanced science and engineering company contributing to national security and competitiveness. He was sworn in as Assistant Secretary of the Air Force (Acquisition) in 1999 and completed his public service on July 31, 2001, as Acting Undersecretary of the Air Force. He also held the position of Chief Information Officer of the Air Force from January 20, 2001 until June 1, 2001, and held the position of Acting Secretary of the Air Force. Previously, Dr. Delaney was President, Delaney Group, Inc. a technical and business consulting firm he founded in 1997.

        Mr. Costanza has been our Senior Vice President, General Counsel and Secretary since August 1999. Mr. Costanza served in several legal and other senior executive roles, including General Counsel from 1982 through 1998 and most recently as Vice President, Chief Administrative Officer, General Counsel

and Secretary of Exide Electronics Group, Inc., a high technology public company from 1980 through 1998. Thereafter and before joining Titan, Mr. Costanza was Executive Vice President, General Counsel and Secretary of Enfinity Corporation, an energy and indoor environmental systems and services industry consolidation company that filed for an initial public offering in 1998.

        Mr. Sopp has been our Senior Vice President, Chief Financial Officer and Treasurer since April 2001. Prior thereto he was a Vice President and Chief Financial Officer of Titan Systems Corporation, a subsidiary of ours, since 1998. From 1991 to 1998 he was Director/International Controller at Taylor Made Golf Company.

        Mr. Sullivan has been our Senior Vice President of Business Development since September 25, 2002. Prior thereto, Mr. Sullivan had been Senior Vice President of Business Development for Titan Systems since April 2002. From December 1999 to April 2002, he was Senior Vice President of Business Development for BTG, Inc., which Titan acquired in November 2001. Before Joining BTG, Inc., Mr. Sullivan had been the Director of Business Development for Raytheon's Strategic Systems Business Unit since June of 1993. Prior to joining Raytheon, Mr. Sullivan served 23 years as a Naval Officer.

        Mr. Branch has been our Senior Vice President and President of our Maritime and Intelligence Sector since September 25, 2002. Prior thereto, Mr. Branch had been a Senior Vice President and the President and General Manager of the Solutions and Engineering Division of Titan Systems since June 2000 and General Manager of Delfin Systems since October 1998. Mr. Branch served as President and General Manager of Delfin Systems, until it was acquired by Titan in October 1998. From 1983 through 1984, Mr. Branch was a Communication Engineer for Lockheed Space and Missile Company.

        Mr. Brennan has been our Senior Vice President and President of our Sea and Air Sector since September 25, 2002. Prior thereto, Mr. Brennan had been President of the Aviation Engineering Group of Titan Systems since January 2001. Prior thereto, Mr. Brennan had held various positions with Advanced Communication Systems, Inc., which Titan acquired in February 2000, serving as Vice President of its Aerospace Division from February 1998 to June 1999. From May 1996 to February 1998, Mr. Brennan was the Vice President for Air Force and Army Aviation Programs for SEMCOR, Inc., which was acquired by Advanced Communication Systems, Inc. in June 1999.

        Mr. Frederickson has been our Senior Vice President and President of our Applied Technologies Sector since September 25, 2002. Prior thereto, Mr. Frederickson had been President and General Manager of the Applied Technologies Sector of Titan Systems since January 1998. Prior thereto he had been the General Manager of the Titan Research and Technology Division. From October 1989 to October 1995, Mr. Frederickson held various management positions in the Department of Defense's Defense Nuclear Agency. He began his career in various technical positions with California Research and Technology, which was acquired by Titan in 1986.

        Mr. Gorda has been our Senior Vice President and President of our Information Products Sector since September 25, 2002. Prior thereto, Mr. Gorda had been President of the Information Products Group of Titan Systems since June 2000. Mr. Gorda had been a Senior Vice President of Titan since February 1995 and Chief Operating Officer of Linkabit Wireless, Inc., since September 1997. He served as President of the Linkabit division of Titan from June 1993 to September 1997. From May 1994 to February 1995 he was a Vice President of Titan. From August 1991 to June 1993 he served as Senior Vice President of the SATCOM Systems business unit of the Linkabit division.

        Mr. Osterloh has been our Senior Vice President and President of our Systems Integration Sector since September 25, 2002. From November 2001 to September 2002, he was President of the Defense Intelligence Systems Group of Titan Systems. Mr. Osterloh joined BTG in 1994 as Vice President of Strategic Planning. He was promoted to Senior Vice President in 1998, and then President in 2001. Prior to joining BTG, he served 28 years in the U. S. Air Force, including key leadership positions supporting information operations, electronic warfare and flying operations and retiring as Commander of the Air Force Information Warfare Center.

        Mr. Pontius has been our Senior Vice President and President of our Technical Resources Sector since September 25, 2002. Prior thereto, Mr. Pontius had been Senior Vice President of Titan Systems since June 2000 and President and General Manager of the Technical Resources Sector of Titan Systems since June 1998. Mr. Pontius had been President of Horizons Technology, Inc. from 1996 through its acquisition by Titan in June 1998.

        Mr. Rose has been our Senior Vice President and President of our Enterprise Support Services Sector since December 17, 2002. He joined Titan through Titan's acquisition of BTG, Inc. in 2001, where he had been Senior Vice President of the Applied Engineering Solutions Group since 1999. Prior thereto he was Senior Vice President of Delta Research division of BTG, Inc. from 1994 to 1999. He completed a successful 20-year career as an officer in the U.S. Army Corps of Engineers serving in a wide variety of engineering positions.

        Mr. Whalen has been our Senior Vice President and Chairman of our Advanced Systems Development Sector since February 2003. Prior thereto he had been the President and co-founder of International Systems, LLC since 1982. International Systems, LLC was acquired by us in February 2002. Mr. Whalen has over 45 years of experience in the defense industry, including 14 years with Martin Marietta Corporation (now Lockheed Martin), where he was president of Martin Marietta Aerospace from 1976 to 1982.

        Mr. Clark has been our Vice President and Corporate Controller since April 2004, and prior thereto he had been our Vice President of Strategic Transactions since December 2001. From June 1996 to December 2001, he held various positions at Arthur Andersen LLP, most recently as a Senior Manager. From January 1994 to May 1996, he held various positions at Deloitte & Touche LLP, most recently as a Senior Accountant.

        Mr. DeVera has been our Vice President of Internal Audit since July 2002. Prior thereto, he had been with TRW, a space and defense contractor, for 14 years in various management positions most recently as Director, Financial Reporting and Forecasting for the space and electronics group.

        Mr. Dressendorfer has been our Vice President, Government Relations since August 2000. From 1996 to 2000 he was Vice President, Government & External Affairs of the American Forest & Paper Association. Prior thereto, Mr. Dressendorfer was a founder of the firm Dressendorfer Laird, serving as President from 1983 to 1996.

        Ms. Potts has been our Vice President of Administration since June 2000 and in April 2004 assumed additional responsibilities over our Human Resources functions. From 1999 to 2000, she was Senior Vice President and Chief Administrative Officer of Research Analysis and Maintenance, Inc. From 1994 to 1999, Ms. Potts was Director of Contracts and Purchasing at GRC International, Inc. and was named Vice President in 1995.

        Mr. Williams has been our Vice President of Corporate Communications since 1999. Previously, he was with Raytheon Company from 1986 to 1995 when he became Director of Corporate Communications for System Resources Corporation until it was acquired by us in 1999.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Compensation Committee consists of only non-employee directors who are independent directors under New York Stock Exchange rules. As of the date of this report, the members of the Committee are Robert E. La Blanc, Joseph F. Caligiuri and James Roth.

Functions of the Committee

        Our committee has overall responsibility for Titan's executive compensation policies and practices and recruiting, hiring and retention of key senior management, including succession planning. Our functions include:

  •
  establishing and periodically reviewing Titan's overall executive compensation philosophy;

  •
  making recommendations to the Board regarding salaries, incentive and benefit programs and other compensation for executives and other management;

  •
  annually evaluating the performance of the Chief Executive Officer and recommending to the Board his compensation;

  •
  making stock option grants and other incentive awards and administering stock option and incentive plans; and

  •
  making recommendations regarding the compensation of independent directors.

Compensation Philosophy

        We believe that there should be a direct relationship between executive compensation and value delivered to the stockholders. We implement this philosophy with a set of supporting principles:

  •
  Compensation must be fair.

        We strive to evaluate the relative contribution of Titan's executive officers and to compensate them fairly in relationship to their individual contributions, to each other, and to their relative value in comparable companies and comparable geographic locations.

  •
  Compensation must be competitive.

        We are committed to providing base salary programs that enable Titan to attract and retain the best available people. We maintain these programs by monitoring the competitive pay practices of other companies in similar businesses and similar geographic locations.

  •
  Compensation must be tied to our business strategy and operating plan.

        Executive officers are rewarded based on Titan's overall performance and on individual performance. Our performance is evaluated by measuring the achievement of our strategic and operating plans. Individual performance is measured by reviewing progress against specific measurable objectives. Individual performance objectives are established for each executive officer based upon his or her ability to contribute to our overall strategic and operating plans. Such individual performance objectives typically include business unit profitability, asset management, cost control and contract performance objectives. Individual objectives for the CEO and the named executive officers typically include, among others, earnings per share and cash flow measurements.

  •
  Compensation must motivate.

        The compensation program is designed to provide a direct link between performance and compensation. Realistic individual and company performance targets provide the motivation to strive to meet or exceed performance goals.

Compensation Measurement

        We have a formal process to assist in the evaluation of performance and in the determination of compensation amounts for each of the executive officers. It is as follows:

          1.     Early in the year, Titan's Board approves our overall operating plan, including earnings per share ("EPS") and cash flow targets. Individual performance goals are established for the executive officers by the CEO, and approved by the Committee. The CEO's goals are established by the Committee. Our measurement goals of EPS and cash flow represent approximately 95 percent of the cash incentive opportunity for the CEO and other executive officers on the corporate staff. The remaining incentive opportunity is tied to individual performance measures. In the case of executive officers with business unit responsibility, the majority of their incentive compensation measurement is based upon meeting or exceeding the business unit operating plan, business unit profitability and revenues, with the remainder based on achievement of overall company goals and individual performance measures.

          2.     Each executive officer is given feedback periodically during the year against these objectives.

          3.     At the end of the year, after review of the level of achievement of the goals set early in the year and upon recommendation of the Committee, and approval by the Board, each executive officer is awarded incentive compensation according to our overall performance and according to the achievement of individual objectives, and where appropriate, meeting or exceeding business unit annual operating plans.

Total Compensation

        We have a program of cash compensation and equity-based compensation. These programs apply to the CEO as well as all other executive officers.

Cash Compensation

Base Salary Compensation

        Base salary is established at appropriate levels to enable us to attract and retain the people necessary for our successful operation and growth. Base salary is reviewed annually and is examined to determine compatibility with the pay practices of companies in similar businesses of comparable size and in comparable geographic regions. In July 2004 it was determined that Dr. Ray's base salary should remain at $800,000 for 2004. Also, in July 2004 we increased the base salaries of two of the other four highest paid executive officers in the accompanying tables who remain employed by Titan in order to keep their base salaries competitive.

Incentive Compensation

        The Committee believes that a substantial portion of the total compensation should be related to our overall corporate performance as well as the individual contribution of each executive officer. As a result, a significant amount of the total compensation is "at risk."

        Under our cash incentive plan, cash bonuses are paid to the CEO and each executive officer based on individual performance and our corporate performance, with maximum cash incentive compensation ranging from 30% to 95% of base salary compensation. The maximum incentive compensation range is established based upon the individual's goals as well as consistency with maximum incentive compensation percentages used by similar businesses of comparable sizes. A supplemental bonus is available to reward growth above plan in EPS or unit profitability.

        The cash incentive compensation set forth in the accompanying table for the CEO and the other four highest paid executive officers was dependent on the achievement of company and individual performance goals for the periods shown. The variation in cash incentive compensation from year to year and from individual to individual reflects the executive officer's relative achievement of his/her individual performance objectives, as well as the degree of achievement of our company goals . In January 2004, Dr. Ray received a cash bonus of $760,000, reflecting achievement of 100% of both Titan's and his individual performance goals for 2003. In addition, each of the other four highest paid executive officers received cash bonuses in January 2004, including supplemental bonuses, because of the achievement of Titan's and individual performance objectives for 2003.

        Also, in July 2004, the Board approved a special performance based cash incentive plan for the executive vice president and each of the senior vice presidents (other than Messrs. Costanza and Sopp). Under this plan, each participant will be eligible to receive a cash incentive bonus of up to one-half of his base annual salary for achievement of performance objectives for the period of July 1, 2004 through December 31, 2004, if he remains an employee of Titan through December 31, 2004 and an additional cash incentive bonus of up to one-half of his base annual salary for achievement of performance objectives for the period of January 1, 2005 through June 30, 2005, if he remains an employee of Titan through June 30, 2005. This special performance based cash incentive plan is in addition to our annual incentive compensation.

Equity Based Compensation

        The purpose of our stock option program is to provide additional incentives to the executive officers to encourage their commitment to the maximization of stockholder value over the long term.

        Options are granted consistent with the responsibility and accountability of the recipient and the compensation philosophy previously expressed. Stock option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value.

        The option programs utilize a four-year vesting period to encourage senior executives to continue in our employ. These options are granted at the average of the high and low sales prices of our common stock on the date of grant and all senior executives are eligible to receive grants.

        During 2003, we awarded options to acquire 300,000 shares to the CEO and made other awards reflected in the accompanying option grant table to our other four highest paid executive officers.

        On August 20, 2003, Titan's Board adopted a resolution that amended all outstanding Titan stock options to provide that the right to exercise all such options will accelerate and fully vest upon a change in control of Titan. This amendment remains in effect following the termination of the merger agreement with Lockheed Martin Corporation.

Change of Control Arrangements

        Effective as of September 15, 2003, Titan entered into amended change in control agreements with Dr. Ray and Mr. Costanza and effective as of August 20, 2003, Titan entered into a change of control agreement with Mr. Sopp that are described later in this Proxy Statement. Effective as of August 20, 2003, Titan's Board also adopted resolutions that provide retention, severance and/or other payments and outplacement services for all of Titan's senior vice presidents, except Messrs. Costanza and Sopp, and corporate vice presidents upon a change in control of Titan. The Committee recommended that the Board amend the outstanding Titan options, amend and authorize the change in control agreements and adopt the retention and severance payments in order to retain senior management while the merger was pending with Lockheed Martin Corporation and to further align management's interests in accomplishing a change in control transaction determined to be in the best interest of Titan's stockholders. As a result of the termination of our merger agreement with Lockheed Martin Corporation, the arrangements with the senior vice presidents, other than Messrs. Costanza and Sopp, and corporate vice presidents, were terminated. In June 2004, Titan's Board adopted resolutions to enter into change of control agreements with Titan's executive vice president and certain of our senior vice presidents substantially similar to those currently in existence between Titan and Messrs. Costanza and Sopp.

Other Considerations

        The Compensation Committee has evaluated the total compensation of the five highest paid executive officers in 2003 and has approved their compensation as reasonable and consistent with our compensation philosophy.

        The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the corporation and that meets certain other technical requirements.

        The Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

Compensation Committee

  Robert E. La Blanc, Chairman
  Joseph F. Caligiuri
  James Roth

July 19, 2004

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee was comprised of Messrs. La Blanc, Caligiuri and Roth during 2003. No interlocking relationship existed between Messrs. La Blanc, Caligiuri and Roth or any member of any other company's board of directors, board of trustees or compensation committee during that period.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table shows, for each of the fiscal years ended December 31, 2003, 2002 and 2001, the cash compensation paid by us and our subsidiaries, as well as certain other compensation paid or accrued for those years, to our Chief Executive Officer and four other most highly compensated executive officers in 2003 (the "Named Executive Officers") in all capacities in which they served. As noted, one of the Named Executive Officers ceased to serve as an executive officer in 2003, and another of them resigned in 2004.

EXECUTIVE COMPENSATION SUMMARY TABLE

Long-Term Compensation
Annual Compensation
Securities Underlying Options/SARs (#)(C)
Name and Principal Position	Year	Salary($) (A)	Bonus($) (B)		All Other Compensation ($)(D)
Gene W. Ray Chairman, Chief Executive Officer and President	2003 2002 2001	807,501 788,270 688,268	760,000 -0- 560,000	300,000 -0- 300,000	101,458 103,458 638,971
Owens F. Alexander, Jr.* Senior Vice President and President, Titan Wireless, Inc.	2003 2002 2001	290,817 250,587 -0-	390,000 145,000 -0-	-0- 47,075 -0-	10,000 22,039 -0-
Nicholas J. Costanza Senior Vice President General Counsel and Secretary	2003 2002 2001	342,391 319,315 302,391	306,000 60,000 165,000	100,000 -0- 90,000	43,524 12,044 9,395
Mark W. Sopp Senior Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	324,508 282,585 209,034	293,000 60,000 120,000	100,000 -0- 73,975	41,737 43,373 17,338
Earl A. Pontius Senior Vice President Technical Resources Sector	2003 2002 2001	303,610 265,049 234,844	209,000 150,000 100,000	60,000 -0- -0-	114,446 33,830 36,630
Charles R. Saffell** Senior Vice President, National Security Solutions	2003 2002 2001	288,694 275,909 242,664	208,000 145,000 102,942	30,000 -0- 13,450	44,373 37,220 34,668

*
Mr. Alexander serves as our Senior Vice President and President and Chief Executive Officer of Titan Wireless, Inc. From February 2002 through May 2003, Mr. Alexander was designated by our Board as a "Section 16(a) Reporting Officer" of the Company. In connection with the winding down of our Titan Wireless segment, our Board removed such designation in May 2003 and Mr. Alexander ceased to be a "Section 16(a) Reporting Officer." For Mr. Alexander, the information presented represents special bonus plans for results achieved in connection with the discontinuation of our Titan Wireless operations.

**
Effective March 19, 2004, Mr. Saffell resigned as an officer of Titan. He had served as our Senior Vice President, National Security Solutions since September 2002.

(A)
Amounts shown include cash compensation earned and received by the executive officers as well as amounts earned but deferred at the election of those officers.

(B)
Amounts shown include bonus cash compensation earned by the executive officers for each fiscal year whether received in the fiscal year in which it was earned or in the subsequent fiscal year.

(C)
Amounts shown consist of option grants at fair market value under our 2000 and 2002 Employee and Director Stock Option and Incentive Plans, and all option grants prior to August 5, 2002, reflect an adjustment of 1.345:1 as a result of the spin-off of SureBeam Corporation on August 5, 2002. Amounts shown do not include option grants to the Named Executive Officers under stock option plans adopted by certain subsidiaries of ours. The Named Executive Officers received the following option grants in subsidiaries in 2003, 2002 and 2001. Dr. Ray received options to purchase 100,000 shares at $0.50 per share of Titan Scan Technologies Corporation in 2001. Mr. Alexander received options to purchase 120,000 shares at $0.70 per share of Titan Wireless, Inc. in 2002. Mr. Costanza received options to purchase 30,000 shares at $0.10 per share of LinCom Wireless, Inc. and options to purchase 30,000 shares at $0.50 per share of Titan Scan Technologies Corporation in 2001. Mr. Sopp received options to purchase 20,000 shares at $1.00 per share of Cayenta, Inc., options to purchase 30,000 shares at $0.50 per share of Titan Scan Technologies Corporation, and options to purchase 20,000 shares at $0.70 per share of Titan Wireless, Inc. in 2001.

(D)
Amounts shown consist of (i) our matching contribution to our 401(k) Retirement Plan; (ii) our matching contribution to our Supplemental Retirement Plan for Key Executives; (iii) interest earned in our Supplemental Retirement Plan for Key Executives that exceeded 120% of the applicable federal long-term rate with compounding (as prescribed under Section 1274(d) of the Internal Revenue Code); and (iv) other compensation. Amounts shown for fiscal year 2003 for each Named Executive Officer consist of the following elements of compensation: Dr. Ray: (i) $10,000; (ii) $80,000; (iii) $83; and (iv) $11,375, consisting of imputed value of financial advisory services; Mr. Alexander: (i) $10,000; Mr. Costanza: (i) $10,000; (ii) $33,519 and (iii) $5; Mr. Sopp: (i) $10,000; (ii) $31,731; and (iii) $6; Mr. Pontius: (i) $2,658; (ii) $35,865; (iii) $51; and (iv) $7,263, consisting of imputed value of financial advisory services and other miscellaneous perquisites; and Mr. Saffell: (i) $10,000; (ii) $28,269; (iii) $29; and (iv) $6,075, consisting of imputed value of financial advisory services.

STOCK OPTIONS

        The following table contains information concerning the grant of stock options made during fiscal 2003 under our long-term incentive program to the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR (A)

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(F)
	Number of Securities Underlying Options Granted(B)
Name		% of Total Options Granted to Employees in Fiscal Year(C)	Exercise Price ($/Sh)(D)	Expiration Date(E)
					5% ($)	10% ($)
Gene W. Ray	300,000	14.235	8.15	02/27/13	1,537,647	3,896,700
Owens F. Alexander, Jr.*	-0-	-0-	N/A	N/A	N/A	N/A
Nicholas J. Costanza	100,000	4.745	8.15	02/27/13	512,549	1,298,900
Mark W. Sopp	100,000	4.745	8.15	02/27/13	512,549	1,298,900
Earl A. Pontius	60,000	2.847	8.15	02/27/13	307,529	779,340
Charles R. Saffell, Jr.**	30,000	1.424	8.15	02/27/13	153,764	389,670

*
Mr. Alexander serves as our Senior Vice President and President and Chief Executive Officer of Titan Wireless, Inc. From February 2002 through May 2003, Mr. Alexander was designated by our Board as a "Section 16(a) Reporting Officer" of the Company. In connection with the winding down of our Titan Wireless segment, our Board of Directors removed such designation in May 2003 and Mr. Alexander ceased to be a "Section 16(a) Reporting Officer."

**
Effective March 19, 2004, Mr. Saffell resigned as an officer of Titan. He had served as our Senior Vice President, National Security Solutions since September 2002.

(A)
No SARs were granted to any of the Named Executive Officers during the last fiscal year.

(B)
The options granted in February 2003 became exercisable at a rate of 2.083% per month from the grant date with full vesting occurring over 48 months

(C)
In 2003, employees received stock options covering a total of 2,107,500 shares.

(D)
The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(E)
The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(F)
Present value was calculated using an assumed annual compounded growth over the term of the option of 5% and 10%, respectively. Use of this model should not be viewed in any way as a forecast of the future performance of our stock, which will be determined by future events and unknown factors.

OPTION EXERCISES AND HOLDINGS

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
AND FY-END OPTION VALUE(A)***

		Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003 (#)(***)			Value of Unexercised In-the-Money Options at December 31, 2003 ($)(C)
Name	Shares Acquired On Exercise (#)
		($)(B)	Exercisable		Unexercisable	Exercisable		Unexercisable
Gene W. Ray	52,971	249,571	1,011,882	(D)	489,689	11,781,114	(D)	5,040,086
Owens F. Alexander, Jr.*	-0-	-0-	21,092		25,983	160,489		197,704
Nicholas J. Costanza	-0-	-0-	291,303	(E)	154,824	3,089,146	(E)	1,620,175
Mark W. Sopp	-0-	-0-	157,380	(F)	113,001	2,189,578	(F)	1,340,964
Earl A. Pontius	9,000	181,620	155,230	(G)	50,022	2,719,688	(G)	660,259
Charles R. Saffell, Jr.**	68,725	932,257	21,883	(H)	30,896	214,726	(H)	378,586

*
Mr. Alexander serves as our Senior Vice President and President and Chief Executive Officer of Titan Wireless, Inc. From February 2002 through May 2003, Mr. Alexander was designated by our Board as a "Section 16(a) Reporting Officer" of the Company. In connection with the winding down of our Titan Wireless segment, our Board removed such designation in May 2003 and Mr. Alexander ceased to be a "Section 16(a) Reporting Officer."

**
Effective March 19, 2004, Mr. Saffell resigned as an officer of Titan. He had served as our Senior Vice President, National Security Solutions since September 2002.

***
On August 5, 2002, all outstanding Titan stock options were adjusted by a factor of 1.345 as a result of the spin-off of our former subsidiary SureBeam Corporation, and all option grant amounts prior thereto reflect said adjustment.

(A)
No SARs were owned or exercised by any of the Named Executive Officers during the last fiscal year.

(B)
Aggregate market value of underlying securities on date of exercise, minus the exercise or base price.

(C)
Aggregate market value of underlying securities at year-end, minus the exercise or base price.

(D)
Includes 251,130 vested options with an In-the-Money value of $5,077,848 that were assumed by Titan through the merger of Titan Systems into the Company in September 2002. The assumed stock options were previously disclosed and were originally granted to Dr. Ray by Titan Systems by a grant on December 31, 1997 of 300,000 shares of Titan Systems Corporation at $1.33 per share.

(E)
Includes 50,226 vested options with an In-the-Money value of $1,015,569 that were assumed by Titan through the merger of Titan Systems into the Company in September 2002. The assumed stock options were previously disclosed and were originally granted to Mr. Costanza by Titan Systems by a grant on August 3, 1999 of 60,000 shares of Titan Systems Corporation at $1.33 per share.

(F)
Includes 61,733 vested options with an In-the-Money value of $1,444,552 and 1,048 un-vested options with an In-the-Money value of $21,190 that were assumed by Titan through the merger of Titan Systems into the Company in September 2002. The assumed stock options were previously disclosed and were originally granted to Mr. Sopp by Titan Systems by a grant on March 16, 1999 of 45,000 shares, and a grant on February 17, 2000 of 15,000 shares, and a grant on February 18, 2000 of 15,000 shares of Titan Systems Corporation at $1.33 per share.

(G)
Includes 91,452 vested options with an In-the-Money value of $1,849,159 that were assumed by Titan through the merger of Titan Systems into the Company in September 2002. The assumed stock options were previously disclosed and were originally granted to Mr. Pontius by Titan Systems by a grant on August 12, 1998 of 90,000 shares of Titan Systems Corporation at $1.33 per share and a grant on July 21, 1999 of 30,000 shares of Titan Systems Corporation at $1.33 per share.

(H)
Includes 782 vested options with an In-the-Money value of $15,812 that were assumed by Titan through the merger of Titan Systems into the Company in September 2002. The assumed stock options were previously disclosed and were originally granted to Mr. Saffell by Titan Systems by a grant on March 19, 1999 of 75,000 shares of Titan Systems Corporation at $1.33 per share.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information as of December 31, 2003 regarding our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (in thousands)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (in thousands)
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	9,648		9.04	4,091
Equity compensation plans not approved by stockholders	-0-		-0-	-0-
Total	9,648	*	9.04	4,091

*
Includes 146,148 options with a weighted average exercise price of $15.6438 granted under the Advanced Communications Systems, Inc. 1996 and 1997 Stock Incentive Plans assumed by Titan in February 2000; 303,013 options with a weighted average exercise price of $3.335 granted under the AverStar 1998 Long Term Incentive Plan assumed by Titan in June 2000; 26,116 options with a weighted average exercise price of $8.089 granted under the Datron Systems Incorporated 1985 and 1995 Stock Option Plans assumed by Titan in September 2001; 98,115 options with a weighed average exercise price of $1.184 granted under the Delfin Systems 1988 and 1990 Stock Option Plans assumed by Titan in August 1998; and 214,609 options with a weighted average exercise price of $10.777 granted under the BTG, Inc. 1995 Employee Stock Option Plan assumed by Titan in November 2001.

DEFERRED COMPENSATION PLAN

        Titan maintains a non-qualified Executive Deferred Compensation Plan for certain officers and key employees. Under the plan, a select group of management and highly compensated employees of Titan are allowed to defer, on a pre-tax basis, a portion of their annual base salaries and bonuses. The deferrals reduce a participant's current taxable income and allow the participant to accumulate savings on a pre-tax basis. In addition, Titan, in its sole discretion, may make annual discretionary contributions, matching contributions and profit sharing contributions to the Plan. The deferrals (and Titan contributions, if applicable) are invested across several investment options associated with the Plan, and the accounts of the participants are credited with the investment gains or losses on a tax-deferred basis. Participants have the right to direct the investment of their accounts. Participant deferrals are at all times 100% vested. The vesting schedules for Titan discretionary contributions and our profit sharing contributions, if any, are at our sole discretion and may vary across participants. The vesting schedule for Titan contributions, if any, is based on years of service, with 100% vesting after five or more years of service. Distributions from the Plan are paid as a lump sum or in installments upon a participant's retirement, death, disability, termination of employment, or during employment provided that at least three years have passed from the end of the year in which the participant's deferral occurred.

        Effective April 1, 2003, the Plan was amended to provide for payment of distributions upon a change of control. For purposes of this new provision, a participant's vested account balance will be determined: (a) by crediting the participant with a year of service for the year of employment in which the change of control occurs; and (b) without applying the provision that a participant must be employed on the last day of the Plan year to avoid forfeiture of the annual company matching amount and attributable earnings for the Plan year in which the participant terminates employment with the company.

        Effective November 1, 2003, this new section of the Plan was amended in its entirety to provide that upon a change in control:

  •
  No deferrals will be made under the Plan with respect to periods following the change in control;

  •
  All vested account balances under the Plan will be immediately distributed or commence distribution;

  •
  Vested account balances of a participant who is an active employee on the date of the change of control will be determined by (a) crediting the participant with a year of service for the year of employment in which the change of control occurs; and (b) without applying the provision that a participant must be employed on the last day of the Plan year to avoid forfeiture of the annual Company matching amount and attributable earnings for the Plan year in which the participant terminates employment with the Company;

  •
  On or before December 31 of the calendar year preceding the date on which the change of control occurs and prior to the satisfaction of all shareholder approval and all regulatory approval requirements that may be applicable to such change in control or such earlier date as the Plan committee shall designate, a participant whose vested account balance exceeds $25,000 as of the September 30 preceding the last day on which such election could be made can elect whether the participant's vested account balance will be paid: (a) in a single lump sum; or (b) pursuant to the annual installment method over five years. The vested account balance of any participant not described in the prior sentence will be paid automatically in a single lump sum. If a participant who is entitled to make such an election fails to do so, the participant's vested account balance will be paid in a single lump sum;

  •
  If a participant has made an alternative distribution election pursuant to any other provision of the Plan but has not commenced to receive distributions as of the date of the change in control, such election shall be void and shall have no force or effect; and

  •
  If, as of the date of the change in control, a participant has commenced to receive distributions under the Plan under an annual installment method with more than five years of installments remaining to be paid at the time of the change in control, the participant's unpaid vested account balance as of the change in control will thereafter be paid pursuant to the annual installment method over five years determined from the date of the change in control.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

        On April 2, 2003, we entered into an Employment Agreement with Dr. Ray in connection with his duties as Chairman, Chief Executive Officer and President of Titan. Among other things, the terms of the agreement provide for continued employment of Dr. Ray by Titan for a term of three years, and eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. In the event that Dr. Ray is terminated without cause, or retires at the end of the term of the agreement, he will be entitled to a lump sum equal to three times the sum of his current base salary and target bonus, vesting of all outstanding stock options and participation for Dr. Ray and his dependents in our extended health benefits program for retired senior executives.

        Also, on April 2, 2003 we entered into Employment Agreements with Messrs. Costanza and Sopp in connection with their duties as Senior Vice President, General Counsel and Secretary and Senior Vice President, Chief Financial Officer and Treasurer, respectively. Among other things, the terms of their agreements provide for continued employment by Titan for a term of two years, eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs. In the event of termination without cause, Messrs. Costanza and Sopp will each be entitled to a lump sum equal to two times the sum of their respective current base salaries and target bonuses, vesting of all outstanding stock options and continued medical and dental benefits coverage for a period of two years. Messrs. Ray, Costanza and Sopp have agreed to non-competition and non-solicitation covenants in connection with their respective employment agreements.

        In no event, however, shall the Executive be entitled to duplication as to any item of compensation or benefit or as to any other entitlement that is provided under both the Employment Agreement and the Change of Control Agreement described below. In the case of any such duplication, the Executive shall be entitled to the provision of the Employment Agreement or the Change of Control Agreement described below that is most favorable to the Executive.

Change in Control Agreements

        In March 2000, we entered into executive agreements with Dr. Ray and Mr. Costanza, which provide special benefits after a change in control. The parties subsequently amended these agreements on September 14, 2003 to clarify certain terms and conditions therein. Effective as of August 20, 2003, we also entered into an executive agreement with Mr. Sopp, which mirrors the executive agreement, as amended, for Mr. Costanza. Pursuant to these agreements, as amended, if (1) there is a change in control of Titan and (2) the executive is terminated by Titan other than for "Cause" (as defined below) or such executive terminates his employment for "Good Reason" (as defined below) within three years following such change in control or if the executive is terminated prior to a change in control and the executive reasonably believes that his termination arose in connection with or in anticipation of a change in control, the terminated executive will be entitled to a lump sum payment amount equal to three times the sum of his base salary and his "Highest Annual Bonus" (as defined below). Each executive has the right under these agreements to resign for "Good Reason" at the effective time of certain mergers involving Titan, including if Titan ceases to be a publicly traded company. Also, the executive will receive a prorated bonus for the year of termination and continuation of the executive's and his family's welfare benefits (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) for three years after the later of the executive's date of termination or, as applicable, the expiration of the executive's continuation coverage period under the Consolidated Omnibus Budget Reconciliation Act, referred to as COBRA. In addition, the agreements provide that all options that have been previously granted to the executive to acquire shares of Titan or any affiliate of Titan that have not previously been forfeited or exercised will vest and become exercisable in full, and, to the extent not exercised by the executive, will, subject to the terms of the option plans, be cancelled immediately prior to the completion of certain mergers involving Titan. Following certain mergers involving Titan, each executive will be entitled to outplacement services at a cost not to exceed $100,000, which will be paid by Titan (or, after the merger, the surviving entity). Furthermore, the executive will be deemed to have attained not less than six years of service and to have vested for all purposes under Titan's supplemental retirement plan for key executives. In addition, unrelated to any change in control agreement, Dr. Ray and his wife also will receive medical benefits for life. Based on their respective life expectancies and assuming constant annual cost of such benefits, as of the date of this proxy statement these benefits would have an estimated cost of $251,000. Titan's 401(k) plan provides for full vesting of all accounts under the plan upon a change in control (as defined in the plan). In the event that the executive becomes subject to excise tax pursuant to Section 4999 of the Internal Revenue Code, the executive, subject to certain limitations, will be entitled to an additional tax gross-up payment in an amount that will result in the executive retaining an amount equal to the excise tax imposed upon the executive.

        For purposes of the agreements with Dr. Ray, Mr. Costanza, and Mr. Sopp, the following definitions apply:

  •
  "Cause" means (1) the executive's willful and continued failure to perform his duties, provided that such failure has a material and injurious effect on Titan and the executive has received a written demand for substantial performance and has not subsequently substantially performed; or (2) the executive's willful gross misconduct or conviction of a felony (finally adjudicated and without further appeal) that is materially and demonstrably injurious to Titan.

  •
  "Good Reason" means (1) the assignment of the executive to any duties inconsistent with the executive's position, authority, duties or responsibilities or any diminution of such position, authority, duties, or responsibilities; (2) any failure by Titan to comply with the compensation and benefit provisions of the executive' s agreement; (3) Titan ceasing to be a publicly traded company; (4) Titan requiring the executive to be based at a location other than where the executive was employed immediately prior to the change in control or at any other location, which is less than 20 miles from such office, to be based at a location other than the principal executive offices of Titan if the executive was employed at such location immediately prior to the change in control, or to travel on company business to a substantially greater extent than required prior to the change in control; (5) any purported termination by Titan of the executive's employment otherwise than as permitted by the agreement; and (6) any failure by Titan to require any successor to the company to expressly assume and agree to perform the agreement.

  •
  "Highest Annual Bonus" means the greater of the highest annualized bonus earned by the executive in the three fiscal years prior to the change in control or the annualized bonus paid or payable to the executive for the most recently completed fiscal year.

        In June 2004, our Board adopted resolutions that provide for executive agreements with Dr. Delaney and each of Messrs. Branch, Brennan, Frederickson, Gorda, Osterloh, Pontius, Rose and Sullivan, which shall provide for the same rights of such individuals upon a change of control as Messrs. Costanza and Sopp are entitled under their current agreements of similar purpose. The one difference between the rights under these executive agreements and those of Messrs. Costanza and Sopp is that "Good Reason" to terminate employment with Titan does not include Titan ceasing to be a publicly traded company as it does for Messrs. Costanza and Sopp. Mr. Gorda may, in his sole discretion, retain his existing rights pursuant to an executive severance agreement between Mr. Gorda and the Company entered into in November 1995 or he may elect to receive the new benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2003, Mr. Rose owned a property located at 1501 Merchants Way in Niceville, Florida that was leased by BTG, Inc. commencing on March 1, 1992 and expiring on February 28, 2003. As a result of our acquisition of BTG, Inc. in November 2001, we assumed the lease. Subsequently, in December 2002, Mr. Rose was elected as a Senior Vice President of Titan. In February 2003, Titan's Board reviewed the lease and determined, with the concurrence of Mr. Rose, that this related party transaction was not in the best interests of Titan and our stockholders. Accordingly, the Board also determined that Mr. Rose should make arrangements to divest his interest in the property. On January 1, 2004, the lease was amended by letter agreement to provide for a month-to-month term and on March 1, 2004, Mr. Rose sold all interest he had in the property in conformity with Board determinations. During 2003 and the first quarter of 2004, we paid $198,480 and $33,441, respectively to Mr. Rose for the lease of this property.

        Three of our Directors, including our CEO, have outstanding loans from us that were made under a stock option relinquishment program in March 2002 before the enactment of the Sarbanes-Oxley Act of 2002, which precludes such loans. Under the program, a participant was allowed to relinquish eligible, in-the-money stock options in exchange for a loan, the principle amount of which was 150% of the difference between the aggregate exercise price of the options and the product of (i) the number of shares payable upon exercise of the options, and (ii) a 20 day trailing average of the high and low sales price of our common stock prior to relinquishment. The loans were made contingent upon the participant's utilizing a portion of the loan proceeds to purchase a life insurance policy with a death benefit sufficient to repay the loan and accrued interest thereon upon maturity. For purposes of the program, the maturity date is defined as 90 days following the death of the survivor of the insureds (either the Director or their spouse). Interest on the loans is payable only upon maturity.

        Under the program the following transactions occurred (in whole shares and dollars):

  •
  Dr. Ray, Chairman of the Board, President and Chief Executive Officer: 222,380 options relinquished on June 18, 2002, $3,985,725 principal amount of loan, 5.48% interest per annum;

  •
  Mr. Fink, Director: 15,000 options relinquished on June 27, 2002, $336,337.50 principal amount of loan, 5.48% interest per annum; and

  •
  Mr. Alexander, Director: 19,972 options relinquished effective June 19, 2002, $499,999 principal amount of loan, 5.48% interest per annum.

PERFORMANCE GRAPH

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
Among The Titan Corporation,
New York Stock Exchange Market Index and Industry Group Index

(1)
The above graph compares the performance of our common stock with that of the New York Stock Exchange Market Index and the CoreData Industry Group 826—Business Software and Services Index, which is a published industry group index. This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any Titan filing under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)
The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumed that $100 was invested on December 31, 1998, in each of The Titan Corporation, the New York Stock Exchange Market Index and the CoreData Industry Group 826—Business Software and Services Index with investment weighted on the basis of market capitalization. The average of our high and low stock prices on December 31, 2003 was $21.815 per share.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

        The Board is seeking your ratification of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004. KPMG LLP also served as our auditors for 2003. Arthur Andersen LLP served as our auditors for 2001 and was dismissed by Titan on April 11, 2002, upon the recommendation of our Audit Committee and approval by the Board. Our organizational documents do not require that our stockholders ratify the selection of KPMG LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will investigate the reasons for rejection and reconsider whether or not to retain KPMG LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests if the Company and its stockholders. We expect representatives of KPMG LLP to attend the meeting and have the opportunity to make any statement they may desire. These representatives will be available to respond to appropriate questions from our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL 2

        For services rendered during or in connection with our fiscal years ended 2003 and 2002, as applicable, KPMG LLP billed the following fees:

	Fiscal Year Ended
	2003	2002
Audit Fees	$2,053,222	$1,485,000
Audit Related Fees*	$308,162	$252,042
Tax Fees	$0	$0
All Other Fees**	$220,000	$2,693,700

*
Audit Related Fees for 2003 and 2002 include other audit and attest services, financial accounting, reporting and compliance matters, risk and controls review and transaction and due diligence services.

**
All Other Fees for 2003 includes audit work related to our employee benefit plans. All Other Fees for 2002 includes $2,295,000 related to the reaudits of Titan's financial information for 2001 and 2000, which were required due to the discontinuance of our Titan Wireless, LinCom Wireless and other information technology businesses in the third quarter of 2002 in accordance with the AICPA's Auditing Interpretation of Statement on Auditing Standards No. 58 "Reports on Audited Financial Statements". This auditing interpretation addresses reporting requirements of a successor auditor (in this case KPMG LLP) when prior period audited financial statements (in this case 2000 and 2001) were audited by a predecessor auditor who has ceased operations, and there is financial reporting on discontinued operations, as was the case here.

PRE-APPROVAL POLICIES AND PROCEDURES

        Under the Audit Committee's pre-approval policies and procedures, the Audit Committee is required to pre-approve all audit and non-audit services performed by KPMG LLP. The Audit Committee pre-approves a list of all services that may be provided by KPMG LLP. The scope of specific pre-approved services is categorized into four groups: audit services, audit related services, tax services and all other services. In addition, the Audit Committee sets pre-approved fee limits for each of these services. The Audit Committee or its designee must specifically approve any type of service that is not within the scope on the list of pre-approved services. Any proposed service that is within a pre-approved scope of services but will cause the pre-approved fee limit to be exceeded will also require specific pre-approval by the Audit Committee or its designee.

        The Audit Committee has delegated pre-approval authority to the Audit Committee chair, and any pre-approved actions by the Audit Committee chair as designee are reported to the Audit Committee for approval at its next scheduled meeting.

        All of the fees paid to KPMG LLP in 2003 were pre-approved by the Audit Committee, and there was no service for which the de minimus exception permitted in certain circumstances under Securities and Exchange Commission rules was utilized.

CHANGES IN ACCOUNTANTS

        KPMG LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in us or our subsidiaries. We also have not consulted with KPMG LLP during the last two years or subsequent interim periods on either the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion KPMG LLP might issue on our financial statements.

        In connection with the audit of Arthur Andersen LLP for the fiscal year ended December 31, 2001, (1) there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        The report of Arthur Andersen LLP on our financial statements for the fiscal year ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

        We requested that Arthur Andersen LLP furnish a letter addressed to the SEC stating whether or not Arthur Andersen LLP agreed with certain of the above statements. A copy of such letter has been filed with a Form 8-K filed with the Commission on April 16, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our Directors and executive officers, and all persons who beneficially own more than 10% of the outstanding shares of our common stock ("Reporting Persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

        To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2003, and the information provided to us by our Reporting Persons, no Reporting Person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except Mr. Whalen. Mr. Whalen was late in filing one Form 4 to report one transaction and such transaction has subsequently been reported on a Form 4.

OTHER BUSINESS

        The Board knows of no other business to be presented for action at the meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting unless certain securities law requirements are met.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

        We are sending only one annual report and proxy statement to stockholders that share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, they may write to our Assistant Corporate Secretary at: The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121 or call (858) 552-9400. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting our Assistant Corporate Secretary in the same manner.

2005 ANNUAL MEETING OF STOCKHOLDERS

        We expect that the 2005 Annual Meeting of Stockholders will be held in May 2005, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to us at our principal offices in San Diego, California, and we must receive the proposal no later than December 16, 2004, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the meeting.

FINANCIAL STATEMENTS

        The Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission in April 2004 accompanies this Proxy Statement. Additional copies are available without charge upon written request to: Assistant Corporate Secretary, The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121

APPENDIX A

AUDIT COMMITTEE CHARTER

OF THE BOARD OF DIRECTORS

OF

THE TITAN CORPORATION

I.    PURPOSE

        The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the Board") of The Titan Corporation (the "Corporation"), in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to designated regulatory bodies or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

  Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  Review and appraise the qualifications and the independence of the Corporation's independent auditors as well as their audit efforts, and the performance of the Corporation's internal audit function.

  Provide an open avenue of communication among the independent auditors, internal auditors, financial and senior management and the Board.

  Prepare a report, as required by the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement.

II.    COMPOSITION

        The Committee shall be comprised of three or more directors as determined by the Board, all of whom shall be independent directors as determined in accordance with the rules of the New York Stock Exchange. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at all times at least one member of the Committee shall be designated as a "audit committee financial expert" as such term is defined under paragraph (h)(2) of Item 401 of Regulation S-K.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.    MEETINGS

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee shall meet at least annually with management, internal auditors and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed. In addition, the Committee should meet with the independent auditors, internal auditors, and management quarterly to review the Corporation's financials and internal controls consistent with Section V below.

IV.    AUTHORITY

        The Committee shall have the authority and responsibility to appoint, determine compensation for, at the expense of the Corporation, retain and oversee the Corporations independent auditors, as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and otherwise to fulfill its responsibilities under this Charter. The Committee shall have authority to retain and determine compensation for, at the Corporation's expense, special outside legal, accounting or other advisors or consultants, as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Corporation, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Corporation as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Corporation's personnel, counsel, accountants, (including the Corporation's independent auditors) or investment bankers, or any other consultant or advisor to the Corporation, attend any meeting of the Committee or meet with any member of the Com or any of its special legal, accounting or other advisors and consultants. The approval of this Charter by the Board shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

V.    RESPONSIBILITIES AND DUTIES

  Documents/Reports Review

          1.     Review and update this Charter periodically, at least annually, as conditions dictate and recommend to the Board of Directors any necessary or appropriate amendments.

          2.     Review with financial management and the independent auditors the Corporation's annual financial statements and any reports or other financial information submitted to designated regulatory bodies as identified from time to time (currently the Securities and Exchange Commission and the New York Stock Exchange) or the public, including any certification, report, opinion or review rendered by the independent auditors and including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Result of Operations"

          3.     Review with financial management and the independent auditors each 10-Q prior to its filing and any earnings press releases, as well as financial information and guidance provided by the Corporation to analysts, credit agencies and shareholders.

          4.     Prepare a report as required by the rules of the Securities and Exchange Commission to be included in the Corporation's proxy statement.

  Independent Auditors

          5.     Bear direct responsibility for the selection of independent auditors, considering qualifications, independence and effectiveness, and determine the fees and other compensation to be paid to the independent auditors.

          6.     Review the performance of the independent auditors and, when circumstances warrant, discharge the independent auditors.

          7.     Obtain and review an annual report by the independent auditor describing the auditor-firm's internal quality control procedures, as well as any material issues raised by the most recent internal quality control review of the auditor-firm or investigation by any governmental or professional authorities within the past five years, and any steps taken to deal with any such issues.

          8.     Obtain and review an annual report by the independent auditor describing all relationships between the independent auditor and the Corporation, and take appropriate action to ensure auditor independence.

          9.     Set clear hiring policies for the employees and former employees of the independent auditors.

          10.   Review and pre-approve each service considered to be auditing services and non-prohibited non-audit services to be provided by the independent auditors.

  Internal Auditors

          11.   Review with management and the Vice President of Internal Audit the charter, plans, activities, staffing, and organizational structure of the internal audit function.

          12.   Review and concur in the appointment, replacement, or dismissal of the Vice President of Internal Audit.

  Financial Reporting Processes

          13.   In consultation with the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

          14.   Consider the independent auditors' judgment about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

          15.   Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practice as suggested by the independent auditors or management.

  Internal Control

          16.   Consider the effectiveness of the Corporation's internal control system.

          17.   Understand the scope of internal and external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses, as appropriate.

          18.   Review the results of Sarbanes-Oxley Act Section 404 management assessment with management and internal audit, addressing any significant deficiencies and material weaknesses.

  Process Improvement

          19.   Establish regular and separate systems of reporting to the Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

          20.   Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          21.   Review any significant disagreement among management, internal auditors, and the independent auditors in connection with the preparation of the financial statements.

          22.   Review with the independent auditors, internal auditors, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

          23.   Report regularly to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance or independence of the independent auditors, the performance of the Corporation's internal audit function or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

          24.   Discuss Corporation guidelines and policies regarding risk assessment and risk management, as well as the Corporation's exposure to major financial risk and the steps management has taken to monitor and control such exposure.

  Ethical and Legal Compliance

          27.   Establish and periodically review procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters or questionable compliance with legal or regulatory requirements or the Corporation's Code of Ethics and Standards of Conduct.

          28.   Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

          29.   Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

          30.   Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

          31.   Notwithstanding any of the foregoing, the potential legal liability of the Committee members shall be no greater than that of other members of the Board.

  Audit Committee Review

          32.   Conduct an annual evaluation of the performance of the Committee.

  General

          33.   The specification of duties and responsibilities herein notwithstanding, the Committee is responsible to perform all tasks delegated to audit committees by or under the rules of the New York Stock Exchange or the regulations of the Securities and Exchange Commission and those functions to be performed by the Committee as designated in the New York Stock Exchange Rules are the sole responsibility of the Committee and may not be delegated to a different committee.

  Adopted by the Board of Directors
  August 17, 2000

        Revised and approved by the Audit Committee on July 16, 2004

        Ratified by the Board of Directors July 21, 2004

PROXY	PROXY

THE TITAN CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, AUGUST 19, 2004

        The undersigned (a) revokes all proxies and appoints and authorizes Dr. Gene W. Ray and Mr. Mark W. Sopp, or either of them, with power of substitution, as the Proxy Committee, to vote the stock of the undersigned at the 2004 Annual Meeting of the Stockholders of THE TITAN CORPORATION on August 19, 2004, and any adjournment thereof, as specified on the reverse side of this card and in their discretion on all other matters incident to the conduct of the meeting and, if applicable, (b) directs, as indicated on the reverse, the voting of the shares allocated to The Titan Corporation 401(k) Plan, The Titan Corporation Employee Stock Ownership Plan, as well as shares allocated to the accounts of the AverStar, Inc. Profit Sharing and Savings Plan, and the Jaycor, Inc. Employee Stock Ownership Plan of the undersigned at the 2004 Annual Meeting and any adjournment thereof. Plan shares for which no directions are received and unallocated plan shares will be voted on each issue in proportion to those shares allocated to participant accounts of the same plan for which voting instructions on that issue have been received. Each trustee is authorized to vote in its judgment or to empower the Proxy Committee to vote in accordance with the Proxy Committee's judgment on other matters incident to the conduct of the meeting and any adjournment thereof.

        You have the option to vote by mail, the Internet or telephone. Your vote does not count until we receive it.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES SET FORTH ON THE REVERSE AS DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S AUDITORS.

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF
THE TITAN CORPORATION
AUGUST 19, 2004

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL:
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET:

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS:

Please Detach and Mail in the Envelope Provided.

☒ Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR EACH OF THE ITEMS LISTED BELOW.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE CAST FOR ITEMS 1 AND 2.

  1.
  ELECTION OF DIRECTORS

      FOR ☐                        AGAINST ☐                        ABSTAIN ☐

      FOR, except vote withheld from the following nominee(s).

        Michael B. Alexander
        Edward H. Bersoff
        Joseph F. Caligiuri
        Peter A. Cohen
        Daniel J. Fink
        Susan Golding
        Robert M. Hanisee
        Robert E. La Blanc
        Gene W. Ray
        James Roth
        Joseph R. Wright, Jr.

  2.
  RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

      FOR ☐                        AGAINST ☐                        ABSTAIN ☐

      Check here for address change and note below. ☐

NEW ADDRESS

SIGNATURE(S)                                                   DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY	PROXY

THE TITAN CORPORATION—PROXY
ANNUAL MEETING OF STOCKHOLDERS, AUGUST 19, 2004

        Dr. Gene W. Ray and Mr. Mark W. Sopp or either of them, with power of substitution, are hereby appointed proxies at the 2004 Annual Meeting of Stockholders of THE TITAN CORPORATION to be held August 19, 2004, or at any adjournment or adjournments thereof, to represent and to vote all shares of stock of said corporation (preferred and common) which the undersigned would be entitled to vote if personally present, upon matters specified on the reverse side and upon such other matters as may properly come before the Meeting, and any prior proxy to vote at such meeting is hereby revoked. With respect to matters not known to said corporation's Board of Directors at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

        You have the option to vote by mail, the Internet or telephone. Your vote does not count until we receive it.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION. UNLESS A CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES SET FORTH ON THE REVERSE AS DIRECTORS AND FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S AUDITORS

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF
THE TITAN CORPORATION
AUGUST 19, 2004

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL:
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET:

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS:

Please Detach and Mail in the Envelope Provided.

☒ Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR EACH OF THE ITEMS LISTED BELOW.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE CAST FOR ITEMS 1 AND 2.

  1.
  ELECTION OF DIRECTORS

      FOR ☐                        AGAINST ☐                        ABSTAIN ☐

      FOR, except vote withheld from the following nominee(s).

        Michael B. Alexander
        Edward H. Bersoff
        Joseph F. Caligiuri
        Peter A. Cohen
        Daniel J. Fink
        Susan Golding
        Robert M. Hanisee
        Robert E. La Blanc
        Gene W. Ray
        James Roth
        Joseph R. Wright, Jr.

  2.
  RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004

      FOR ☐                        AGAINST ☐                        ABSTAIN ☐

      Check here for address change and note below. ☐

NEW ADDRESS

SIGNATURE(S)                                                   DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
OWNERSHIP OF THE COMMON STOCK OF THE TITAN CORPORATION
PROPOSAL 1
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES; DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
CODE OF ETHICS
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
MANAGEMENT
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
EXECUTIVE COMPENSATION SUMMARY TABLE
OPTION GRANTS IN LAST FISCAL YEAR (A)
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUE(A)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN Among The Titan Corporation, New York Stock Exchange Market Index and Industry Group Index
PROPOSAL 2
RATIFICATION OF SELECTION OF AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2
PRE-APPROVAL POLICIES AND PROCEDURES
CHANGES IN ACCOUNTANTS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS
2005 ANNUAL MEETING OF STOCKHOLDERS
FINANCIAL STATEMENTS
APPENDIX A
AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS OF THE TITAN CORPORATION